Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Jefferies Group, Inc. and subsidiaries (“Jefferies”) of our reports dated February 2, 2011 relating to the consolidated financial statements of Jefferies (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in fiscal year end from December 31 to November 30 and the adoption of Financial Accounting Standards Board accounting guidance that addresses the consolidation of variable interest entities) and the effectiveness of Jefferies’ internal control over financial reporting, appearing in this Transition Report on Form 10-K of Jefferies for the eleven month period ended November 30, 2010.

Filed on Form S-3 and Form S-3ASR:

Debt securities, warrants, preferred stock, depositary shares and/or common stock:

Registration Statement No. 333-81354

Registration Statement No. 333-107032

Registration Statement No. 333-130325

Registration Statement No. 333-160214

Filed on Form S-8:

Registration Statement No. 333-84079 (1999 Incentive Compensation Plan, 1999 Directors’ Stock Compensation Plan, Employee Stock Purchase Plan, Supplemental Stock Purchase Plan)

Registration Statement No. 333-107014 (2003 Incentive Compensation Plan, Amended and Restated 1999 Incentive Compensation Plan, Amended and Restated Deferred Compensation Plan)

/s/ Deloitte & Touche LLP

New York, New York
February 2, 2011